EXHIBIT 99.1
ParkOhio Announces Results for the First Quarter of 2015

•Record quarterly net sales of $374.7 million
•Quarterly diluted EPS increased 6.1% to $0.87 compared to the prior year first quarter
•As adjusted earnings per diluted share increased 10.7% to $0.93 compared to the prior year first quarter
•Record quarterly EBITDA, as defined of $33.5 million

CLEVELAND, OHIO, May 6, 2015 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the first quarter of 2015.

FIRST QUARTER RESULTS
Net sales were a quarterly record $374.7 million for the first quarter of 2015, an increase of $56.9 million, or 17.9%, from net sales of $317.8 million for the first quarter of 2014.
ParkOhio reported net income attributable to ParkOhio common shareholders of $10.8 million, or $0.87 per diluted share, for the first quarter of 2015. This compared to net income attributable to ParkOhio common shareholders of $10.1 million, or $0.82 per diluted share, for the first quarter of 2014. As adjusted earnings increased 10.7% in the first quarter of 2015 to $0.93 per diluted share compared to $0.84 per diluted share in the first quarter of 2014. Please refer to the table that follows for a reconciliation of net income to as adjusted earnings.
In addition, EBITDA, as defined was a quarterly record $33.5 million during the first quarter of 2015 and increased 15.5% compared to EBITDA, as defined of $29.0 million during the first quarter of 2014.

Edward F. Crawford, Chairman and Chief Executive Officer stated, “ParkOhio is off to a great start in 2015 with record revenue performance, and we expect this trend to continue.”

A conference call reviewing ParkOhio’s first quarter results will be broadcast live over the Internet on Thursday, May 7, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.

ParkOhio is a leading provider of supply management services and a manufacturer of highly-engineered products. Headquartered in Cleveland, Ohio, the Company operates 45 manufacturing sites and 55 supply chain logistics facilities.

-more-

This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to the following: our ability to successfully integrate acquired companies and achieve the expected results of such acquisitions; our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate other recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including the uncertainties related to any global financial crises; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; the outcome of the review being conducted by the special committee of our Board of Directors; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which could be lower due to the effects of the recent financial crises; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends; and the other factors we describe under the “Item 1A. Risk Factors” included in the Company’s annual report on Form 10-K for the year ended December 31, 2014. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In millions, except earnings per share data)
Net sales	$374.7	$317.8
Cost of sales	316.3	261.8
Gross profit	58.4	56.0
Selling, general and administrative expenses	34.1	33.8
Operating income	24.3	22.2
Interest expense	6.8	6.3
Income before income taxes	17.5	15.9
Income tax expense	6.4	5.6
Net income	11.1	10.3
Net income attributable to noncontrolling interest	(0.3)	(0.2)
Net income attributable to ParkOhio common shareholders	$10.8	$10.1

Earnings per common share attributable to ParkOhio common shareholders:
Basic	$0.89	$0.84
Diluted	$0.87	$0.82
Weighted-average shares used to compute earnings per share:
Basic	12.2	12.0
Diluted	12.4	12.3

Dividend per common share	$0.125	$—

Other financial data:
EBITDA, as defined	$33.5	$29.0

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

As adjusted earnings are a measure of earnings that excludes significant non-cash credits and charges; and significant and infrequent contingency expenses. As adjusted earnings reflect net income after: the exclusion of net income attributable to noncontrolling interest and before the inclusion of acquisition-related costs in cost of sales and in selling, general and administrative ("SG&A") expenses, currency exchange losses or (gains) related to non-permanent intercompany loans in SG&A expenses, litigation judgment costs and gain on acquisition of business. The acquisition-related costs in cost of sales relate to the fair value measurements to inventory acquired from the acquisitions that were expensed during the periods presented. Acquisition-related costs in SG&A expenses relate to contingent consideration expenses related to certain acquisitions. As adjusted earnings are not a measure of performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents as adjusted earnings because management uses as adjusted earnings to measure performance. As adjusted earnings herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income to as adjusted earnings:

	Three Months Ended March 31,
	2015		2014
	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income	$11.1	$0.89	$10.3	$0.84
Net income attributable to noncontrolling interest	(0.3)	(0.02)	(0.2)	(0.02)
Net income attributable to ParkOhio common shareholders	10.8	0.87	10.1	0.82
Add back:
Acquisition-related costs in cost of sales	0.2	0.02	—	—
Acquisition-related costs in SG&A expenses, net of tax benefit	0.1	0.01	0.5	0.04
Currency exchange losses (gains) related to non-permanent intercompany loans in SG&A expenses, net of tax benefit	0.4	0.03	(0.2)	(0.02)
As adjusted earnings	$11.5	$0.93	$10.4	$0.84

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)
EBITDA, as defined reflects net income attributable to ParkOhio common shareholders before interest expense and income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company's revolving credit agreement. The acquisition-related costs in cost of sales relate to the fair value measurements to inventory acquired from the acquisitions that were expensed during the periods presented. Acquisition-related costs in SG&A expenses relate to contingent consideration expenses related to certain acquisitions. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA, as defined because management uses EBITDA, as defined to assess the Company's performance and believes that EBITDA, as defined is useful to investors as an indication of the Company's satisfaction of its debt service ratio covenant in its revolving credit agreement. Additionally, EBITDA, as defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income attributable to ParkOhio common shareholders to EBITDA, as defined:

	Three Months Ended March 31,
	2015	2014
	(In millions)
Net income attributable to ParkOhio common shareholders	$10.8	$10.1
Add back:
Interest expense	6.8	6.3
Income tax expense	6.4	5.6
Depreciation and amortization	7.0	5.3
Share-based compensation	1.6	1.3
Acquisition related costs in cost of sales	0.2	—
Acquisition related costs in selling, general and administrative expenses	0.2	0.6
Currency exchange losses (gains) related to non-permanent intercompany loans	0.4	(0.2)
Miscellaneous	0.1	—
EBITDA, as defined	$33.5	$29.0

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31, 2015	December 31, 2014
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$46.7	$58.0
Accounts receivable, net	218.0	208.0
Inventories, net	249.5	238.4
Deferred tax assets	28.9	28.9
Unbilled contract revenue	31.9	26.8
Other current assets	18.6	22.1
Total current assets	593.6	582.2
Property, plant and equipment, net	144.3	141.1
Goodwill	86.9	89.5
Intangible assets, net	85.2	88.1
Other long-term assets	76.9	73.3
Total assets	$986.9	$974.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$162.3	$160.3
Accrued expenses and other	108.0	103.6
Total current liabilities	270.3	263.9
Long-term liabilities, less current portion:
Debt	435.2	434.4
Deferred tax liabilities	43.8	43.9
Other postretirement benefits and other long-term liabilities	40.8	40.1
Total long-term liabilities	519.8	518.4
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	190.2	185.6
Noncontrolling interest	6.6	6.3
Total equity	196.8	191.9
Total liabilities and shareholders' equity	$986.9	$974.2

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In millions)
OPERATING ACTIVITIES
Net income	$11.1	$10.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7.0	5.3
Share-based compensation	1.6	1.3
Changes in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	(12.8)	(17.2)
Inventories and other current assets	(15.8)	(6.2)
Accounts payable and accrued expenses	11.1	11.7
Other	(1.2)	(0.4)
Net cash provided by operating activities	1.0	4.8
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(11.5)	(3.1)
Net cash used by investing activities	(11.5)	(3.1)
FINANCING ACTIVITIES
Proceeds from term loans and other debt	2.4	—
Payments on term loans and other debt	(0.1)	(1.1)
Proceeds from revolving credit facility, net	1.7	3.5
Dividends	(1.6)	—
Purchase of treasury stock	(1.1)	(0.8)
Net cash provided by financing activities	1.3	1.6
Effect of exchange rate changes on cash	(2.1)	0.5
(Decrease) increase in cash and cash equivalents	(11.3)	3.8
Cash and cash equivalents at beginning of period	58.0	55.2
Cash and cash equivalents at end of period	$46.7	$59.0
Income taxes paid	$1.3	$1.4
Interest paid	$1.3	$1.1

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In millions)
Net sales:
Supply Technologies	$151.4	$134.4
Assembly Components	140.5	108.1
Engineered Products	82.8	75.3
	$374.7	$317.8

Income before income taxes:
Supply Technologies	$14.2	$10.1
Assembly Components	10.6	8.1
Engineered Products	6.2	10.6
Total segment operating income	31.0	28.8
Corporate costs	(6.7)	(6.6)
Interest expense	(6.8)	(6.3)
Income before income taxes	$17.5	$15.9

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

As adjusted earnings are a measure of earnings that excludes significant non-cash credits and charges; and significant and infrequent contingency expenses. As adjusted earnings reflect net income after: the exclusion of net income attributable to noncontrolling interest and before the inclusion of acquisition-related costs in cost of sales and in SG&A expenses, currency exchange losses or (gains) related to non-permanent intercompany loans in SG&A expenses, litigation judgment costs and gain on acquisition of business. The acquisition-related costs in cost of sales relate to the fair value measurements to inventory acquired from the acquisitions that were expensed during the periods presented. Acquisition-related costs in SG&A expenses relate to contingent consideration expenses related to certain acquisitions. As adjusted earnings are not a measure of performance under GAAP and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents as adjusted earnings because management uses as adjusted earnings to measure performance. As adjusted earnings herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income to as adjusted earnings:

	Year Ended December 31,
	2015 Forecast		2014 Actuals
	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income	$53.3 to $58.3	$4.30 to $4.70	$46.9	$3.79
Net income attributable to noncontrolling interest	(0.9)	(0.07)	(1.3)	(0.11)
Net income attributable to ParkOhio common shareholders	52.4 to 57.4	4.23 to 4.63	45.6	3.68
Add back:
Acquisition-related costs in cost of sales	0.2	0.02	0.2	0.02
Acquisition-related costs in SG&A expenses, net of tax benefit	0.5	0.04	0.9	0.07
Currency exchange losses related to non-permanent intercompany loans in SG&A expenses, net of tax benefit	0.4	0.03	0.8	0.07
As adjusted earnings	$53.5 to $58.5	$4.32 to $4.72	$47.5	$3.84